                                                                    EXHIBIT 23.3

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this registration statement.

                                          Smith & Company

Salt Lake City, Utah
September 23, 1997